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                                 CALGENE, INC.
                               SIXTH AMENDMENT TO
                 SECURED REVOLVING CREDIT AGREEMENT AND WAIVER


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

        Reference is hereby made to that certain Secured Revolving Credit Agreement dated as of April 26, 1990, as amended (the "Credit Agreement") originally among the undersigned, CALGENE, INC., a Delaware corporation (the "Company"), Harris Trust and Savings Bank (the "Bank") and Caisse Nationale de Credit Agricole, acting through its Grand Cayman Branch ("Credit Agricole") and Harris Trust and Savings Bank as agent thereunder (the "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

        The Bank has extended a revolving credit facility to the Company on the terms and conditions set forth in the Credit Agreement. Credit Agricole has assigned to Harris, and Harris has assumed all of Credit Agricole's rights and obligations under the Credit Agreement. The Company and Harris now wish to amend certain terms of the Credit Agreement, all in the manner and on the terms and conditions set forth in this Amendment.


SECTION 1.  AMENDMENTS.

        Upon satisfaction of all the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended as follows:

        Section 1.1. Section 7.9 of the Credit Agreement shall be amended to read as follows:

         "Section 7.9. Tangible Net Worth. The Company will at all times maintain the sum of its Tangible Net Worth and the aggregate outstanding principal amount of all of its subordinated debt (being indebtedness for borrowed money of the Company that is subject and subordinate in right of payment to the prior payment in full of all of the Company's indebtedness, obligations and liabilities to the Agent and the Banks under the Loan Documents) in an amount not less than $24,500,000."

2. WAIVER.

        Upon satisfaction of the conditions precedent set forth in Section 3 hereof:

        Section 2.1. The Banks hereby waive non-compliance by the Company with Sections 7.8, 7.9 and 7.10 of the Credit Agreement during the period from May 1, 1995 through the effective date of this Amendment.
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        Section 2.2. The waiver contained in Section 2.1 of this Amendment is limited to matters set forth in that Section, and the Company agrees that it remains obligated to comply with the terms of the Credit Agreement and the other Loan Documents, including Sections 7.8, 7.9 and 7.10 of the Credit Agreement, and that the Banks shall not be obligated in the future to waive any provision of the Credit Agreement or the other Loan Documents.

SECTION 3.  CONDITIONS PRECEDENT.

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

        Section 3.1. The Company and the Banks shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

        Section 3.2. Each of the representations and warranties set forth in
Section 5 of the Credit Agreement shall be true and correct.

        Section 3.3. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment, except in each case for any non-compliance, Event of Default or Potential Default that is cured by the waiver contained in Section 2.1 of this Amendment.

4. REPRESENTATIONS.

        In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, each of the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.2 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment, except in each case for any non-compliance, Event of Default or Potential Default that is cured by the waiver contained in Section 2.1 of this Amendment.

5. MISCELLANEOUS.

        Section 5.1. The Company has heretofore executed and delivered to the Agent that certain Security Agreement Re: Inventory and Receivables and various separate Pledge and Security Agreements, each dated as of April 26, 1990 (the "Security Documents") and the Company hereby agrees that notwithstanding the execution and delivery of this Amendment, the Security Documents shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Company thereunder and any liens and security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

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        Section 5.2. The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

        Section 5.3. Except as specifically amended herein the Credit Agreement and the Note shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Note, any reference to the Credit Agreement or Note being sufficient to refer to the Credit Agreement as amended hereby.

        Section 5.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of August 8, 1995.

                         CALGENE, INC.


                         By /c/ Mike Motroni
                            -------------------------
                         Its Vice President, Finance


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Accepted as of the date last written above.

                         HARRIS TRUST AND SAVINGS BANK



                         By /c/ Pamela M. Greanias
                            -------------------------
                         Its Vice President




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